Exhibit 3.7 - Articles of Amendment to the Articles of Incorporation filed July 14, 2005.

                          ARTICLES OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                         MEDICAL MEDIA TELEVISION, INC.
           * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

      MEDICAL MEDIA TELEVISION, INC., a Florida corporation (the "Corporation"), hereby certifies as follows:

      1. The Board of Directors of the Corporation (the "Board") previously designated One Million Five Hundred Thousand (1,500,000) shares of the authorized and unissued Preferred Stock of the Corporation as Series B Convertible Preferred Stock. The Corporation has never issued any shares of Series B Convertible Preferred Stock and no shares of Series B Convertible Preferred Stock are currently issued and outstanding. Pursuant to the authority conferred upon the Board by the Articles of Incorporation of the Corporation, and by the provisions of Sections 607.0601, .0602, .0821 and .1002, Florida Statutes, the Board has unanimously adopted a resolution retiring the entire class of Series B Convertible Preferred Stock to the status of authorized but unissued and undesignated shares of Preferred Stock of the Corporation.

      2. Pursuant to the authority conferred upon the Board by the Articles of Incorporation of the Corporation, and by the provisions of Sections 607.0601, ..0602 and .0821, Florida Statutes, the Board has unanimously adopted a resolution designating One Million Six Hundred Eighty Two Thousand Forty Four (1,682,044) shares of the authorized and unissued Preferred Stock of the Corporation as Series A Zero Coupon Preferred Stock, no par value per share, having the rights, preferences, powers, privileges, restrictions, qualifications and limitations set forth in the Certificate of Designations, Preferences and Rights attached hereto as Exhibit "A."

      3. Pursuant to the authority conferred upon the Board by the Articles of Incorporation of the Corporation, and by the provisions of Sections 607.0601, ..0602 and .0821, Florida Statutes, the Board has unanimously adopted a resolution designating Two Million Six Hundred Twelve Thousand Three Hundred Twenty-Nine (2,612,329) shares of the authorized and unissued Preferred Stock of the Corporation as Series B Zero Coupon Preferred Stock, no par value per share, having the rights, preferences, powers, privileges, restrictions, qualifications and limitations set forth in the Certificate of Designations, Preferences and Rights attached hereto as Exhibit "B."

      4. The foregoing amendments shall become effective as of the close of business on the date these Articles of Amendment are approved by the Florida Department of State and all filing fees then due have been paid, all in accordance with the corporation laws of the State of Florida.

      5. The foregoing amendments to the Corporation's Articles of Incorporation were duly adopted by unanimous written consent of the Board dated July 8, 2005, in accordance with the provisions of Sections 607.0602, .0821, .1002 and .1006, Florida Statutes. Shareholder approval of the foregoing amendments was not required.

      IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be prepared under the signature of its President this 13th day of July.

                                    Medical Media Television, Inc.

                                    By: /s/ Philip M. Cohen
                                       -----------------------------------------
                                       Philip M. Cohen, President

                                   Exhibit "A"

                          CERTIFICATE OF DESIGNATIONS,
                             PREFERENCES, AND RIGHTS
                                       of
                      SERIES A ZERO COUPON PREFERRED STOCK
                                       of
                         MEDICAL MEDIA TELEVISION, INC.
                      (Pursuant to Section 607.0602 of the
                        Florida Business Corporation Act)

      Medical Media Television, Inc., a corporation organized and existing under the laws of the State of Florida (the "Corporation"), hereby certifies that the Board of Directors of the Corporation (the "Board of Directors" or the "Board"), pursuant to authority of the Board of Directors as required by Section 607.0602 of the Florida Business Corporation Act, and in accordance with the provisions of its Certificate of Incorporation and Bylaws, has and hereby authorizes a series of the Corporation's previously authorized Preferred Stock, no par value per share (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers, and restrictions thereof, as follows:

      SERIES A ZERO COUPON PREFERRED STOCK DESIGNATION AND AMOUNT

      One million six hundred eighty-two thousand forty-four (1,682,044) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated "Series A Zero Coupon Preferred Stock" with the following rights, preferences, powers, privileges, restrictions, qualifications, and limitations.

      1. Stated Value. The stated value of each issued share of Series A Zero Coupon Preferred Stock shall be deemed to be $1.00 (the "Stated Value"), as the same may be equitably adjusted whenever there may occur a stock dividend, stock split, combination, reclassification, or similar event affecting the Series A Zero Coupon Preferred Stock.

      2. Dividends. Each holder of one or more shares of Series A Zero Coupon Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, if at all, dividends on a parity with each holder of one or more shares of the Common Stock. Any dividend or other distribution meeting the requirements of this Section 2 shall be payable in an amount equal to the product of (a) the dividend payable on each share of Common Stock and (b) the number of shares of Common Stock issuable upon conversion of a share of Series A Zero Coupon Preferred Stock, in each case, calculated on the record date for determination of holders entitled to receive such dividend.

      3. Liquidation, Dissolution, or Winding Up.

            (a) Payments to Holders of Series A Zero Coupon Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of shares of Series A Zero Coupon Preferred Stock then outstanding shall be entitled to be paid out of the assets available for distribution to its stockholders before any payment shall be made to the holders of Common Stock, the Series B Zero Coupon Preferred Stock (including without limitation, before payment of the Series B Zero Coupon Liquidation Amount (as defined in the Certificate of Designations, Preferences, and Rights of Series B Zero Coupon Preferred Stock)), or any other class or series of stock ranking on liquidation junior to the Series A Zero Coupon Preferred Stock (such Common Stock, Series B Zero Coupon Preferred Stock, and other stock being collectively referred to as "Junior Stock") by reason of their ownership thereof, an amount equal to One Million Three Hundred Seventy Five Thousand and No/100 Dollars ($1,375,000) (the amount payable pursuant to this sentence is hereinafter referred to as the "Series A Zero Coupon Liquidation Amount"). If upon any such liquidation, dissolution, or winding up of the Corporation the remaining assets available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Zero Coupon Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series A Zero Coupon Preferred Stock, the full preferential amount to which they shall be entitled, the holders of shares of Series A Zero Coupon Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series A Zero Coupon Preferred Stock shall share ratably in any distribution of the remaining assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

            (b) Payments to Holders of Junior Stock. After the payment of all preferential amounts required to be paid to the holders of Series A Zero Coupon Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation senior to or on a parity with the Series A Zero Coupon Preferred Stock, the holders of shares of Junior Stock then outstanding shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders as otherwise set forth in the Certificate of Incorporation.

      4. Voting.

            (a) Except as set forth in Section 4(b) and 4(c) below, the Series A Zero Coupon Preferred Stock is non-voting capital stock.

            (b) So long as any shares of Series A Zero Coupon Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Zero Coupon Preferred Stock, materially alter or change the rights, preferences or privileges of the Series A Zero Coupon Preferred Stock, as set forth in this Certificate of Designations, or increase or decrease the total number of authorized shares of Series A Zero Coupon Preferred Stock.

            (c) So long as any shares of Series A Zero Coupon Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Zero Coupon Preferred Stock, authorize, create or designate any additional class or series of shares of stock senior to the Series A Zero Coupon Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation.

      5. Optional Conversion. The holders of the Series A Zero Coupon Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

            (a) Right to Convert. Each share of Series A Zero Coupon Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Stated Value per share by the Series A Conversion Price (as defined below). The "Series A Conversion Price" shall be equal to $2.40. In the event of a liquidation, dissolution, or winding up of the Corporation, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A Zero Coupon Preferred Stock.

            (b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Zero Coupon Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

            (c) Mechanics of Conversion.

                  (i) For a holder of Series A Zero Coupon Preferred Stock to voluntarily convert shares of Series A Zero Coupon Preferred Stock into shares of Common Stock, that holder shall surrender the certificate or certificates for such shares of Series A Zero Coupon Preferred Stock (or, if the registered holder alleges that such certificate has been lost, stolen, or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft, or destruction of such certificate), at the office of the transfer agent for the Series A Zero Coupon Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that the holder elects to convert all or any number of the shares of the Series A Zero Coupon Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. The notice shall state the holder's name or the names of the nominees in which the holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her, or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent of such certificates (or lost certificate affidavit and agreement) and notice (or by the Corporation if the Corporation serves as its own transfer agent) shall be the time of conversion (the "Conversion Time"), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of the date. The Corporation shall, as soon as practicable after the Conversion Time, issue and deliver at such office to the holder of Series A Zero Coupon Preferred Stock, or to his, her, or its nominees, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled, together with cash in lieu of any fraction of a share.

                  (ii) The Corporation shall at all times while the Series A Zero Coupon Preferred Stock is outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Zero Coupon Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Zero Coupon Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Zero Coupon Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

                  (iii) All shares of Series A Zero Coupon Preferred Stock that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices, to vote, and to receive payment of any dividends accrued or declared but unpaid thereon, shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor. Any shares of Series A Zero Coupon Preferred Stock so converted shall be retired and cancelled and shall not be reissued as shares of such series, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series A Zero Coupon Preferred Stock accordingly.

            (d) Limitation on Conversion. In no event shall any holder be entitled to convert any share of Series A Zero Coupon Preferred Stock, nor shall the Corporation have the obligation to convert such share to the extent that, after such conversion, the sum of (i) the number of shares of Common Stock beneficially owned by any holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Series A Zero Coupon Preferred Stock or any unexercised right held by any holder subject to a similar limitation), and (ii) the number of shares of Common Stock issuable upon the conversion of the shares of Series A Zero Coupon Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by any holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the holder upon such conversion). For purposes of this Section 5(d), beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. Nothing herein shall preclude the holder from disposing of a sufficient number of other shares of Common Stock beneficially owned by the holder so as to thereafter permit the continued conversion of the shares of Series A Zero Coupon Preferred Stock.

            (e) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the issuance of the Series A Zero Coupon Preferred Stock effect a subdivision of the outstanding Common Stock, the Series A Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the issuance of the Series A Zero Coupon Preferred Stock combine the outstanding shares of Common Stock, the Series A Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

            (f)  Adjustment  for Merger or  Reorganization,  etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation, or merger involving the Corporation in which the Common Stock (but not the Series A Zero Coupon Preferred Stock) is converted into or exchanged for securities, cash, or other property, then, following any such reorganization, recapitalization, reclassification, consolidation, or merger, each share of Series A Zero Coupon Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property that a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series A Zero Coupon Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation, or merger would have been entitled to receive pursuant to such transaction.

      6. Mandatory Conversion.

            (a) Upon the closing of the sale of shares of Common Stock to the public in a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $20,000,000 of proceeds, net of the underwriting discount and commissions, to the Corporation (a "Qualifying Public Offering") (the "Mandatory Conversion Date"),
(i) all outstanding shares of Series A Zero Coupon Preferred Stock shall be automatically converted into shares of Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation as shares of such series.

            (b) All holders of record of shares of Series A Zero Coupon Preferred Stock shall be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Series A Zero Coupon Preferred Stock pursuant to this Section 6. Such notice need not be given in advance of the occurrence of the Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, or given by electronic communication in compliance with the provisions of the Florida Business Corporation Act, to each record holder of Series A Zero Coupon Preferred Stock. Upon receipt of such notice, each holder of shares of Series A Zero Coupon Preferred Stock shall surrender his, her, or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 6. On the Mandatory Conversion Date, all outstanding shares of Series A Zero Coupon Preferred Stock shall be deemed to have been converted into shares of Common Stock, which shall be deemed to be outstanding of record, and all rights with respect to the Series A Zero Coupon Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series A Zero Coupon Preferred Stock has been converted, and payment of any declared but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her, or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Series A Zero Coupon Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his, her, or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Section 5(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

            (c) All certificates evidencing shares of Series A Zero Coupon Preferred Stock that are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Series A Zero Coupon Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. Such converted Series A Zero Coupon Preferred Stock may not be reissued as shares of such Series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Zero Coupon Preferred Stock accordingly.

      7. Issuance of Additional Securities. If the Corporation issues shares of equity securities, debt securities possessing rights, preferences, privileges and limitations similar to equity securities or are otherwise linked to equity securities, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of equity securities of the Corporation (other than an issuance in connection with a public offering of the Corporation's securities or an issuance in connection with employee stock options) ("Additional Securities"), the Corporation shall give written notice (the "Additional Issuance Notice") to each holder of Series A Zero Coupon Preferred Stock of its intention to issue such Additional Securities. The Additional Issuance Notice shall describe the material terms of such proposed issuance, including without limitation, the proposed securityholder, the number of Additional Securities to be issued, the price per share and the terms of payment. Each holder of Series A Zero Coupon Preferred Stock shall have the option to purchase some or all of the Additional Securities referred to in the Additional Issuance Notice, at the price and on the terms and conditions specified in the Additional Issuance Notice. Within ten (10) days after delivery of the Additional Issuance Notice to a holder of Series A Zero Coupon Preferred Stock, such holder shall give written notice to the Corporation, setting forth the number of Additional Securities to be purchased by such holder on the same terms and conditions specified in the Additional Issuance Notice. If more than one shareholder (including holders of other classes or series of stock possessing similar preemptive rights) shall give written notice to purchase Additional Securities, and the total number of Additional Securities indicated to be purchased by such electing holders (including holders of other types or series of stock possessing similar preemptive rights) exceeds the total number of Additional Securities offered by the Corporation, then each purchasing holder shall be deemed to have notified the Corporation of a commitment to purchase that portion of Additional Securities being offered for sale bearing the same ratio to the total offered as the shares owned by such holder bears to the total shares owned by all of the shareholders (including holders of other classes or series of stock possessing similar preemptive rights) accepting the offer. If the holders do not elect to purchase all of the Additional Securities, such remaining Additional Securities may be issued at any time prior to the ninetieth
(90th) day after the date of the Additional Issuance Notice.

      8. Waiver. Any of the rights, powers, or preferences of the holders of Series A Zero Coupon Preferred Stock set forth herein may be waived by the affirmative consent or vote of the holders of at least a majority of the shares of Series A Zero Coupon Preferred Stock then outstanding.


      IN WITNESS WHEREOF, this Certificate of Designations has been executed by a duly authorized officer of the Corporation on this 8th day of July, 2005.

                                    MEDICAL MEDIA TELEVISION, INC.


                                    By: /s/ Philip M. Cohen
                                       -----------------------------------------
                                    Name: Philip M. Cohen
                                    Title: President

                                   EXHIBIT "B"

                          CERTIFICATE OF DESIGNATIONS,
                             PREFERENCES, AND RIGHTS
                                       of
                      SERIES B ZERO COUPON PREFERRED STOCK
                                       of
                         MEDICAL MEDIA TELEVISION, INC.
                      (Pursuant to Section 607.0602 of the
                        Florida Business Corporation Act)

      Medical Media Television, Inc., a corporation organized and existing under the laws of the State of Florida (the "Corporation"), hereby certifies that the Board of Directors of the Corporation (the "Board of Directors" or the "Board"), pursuant to authority of the Board of Directors as required by Section 607.0602 of the Florida Business Corporation Act, and in accordance with the provisions of its Certificate of Incorporation and Bylaws, has and hereby authorizes a series of the Corporation's previously authorized Preferred Stock, no par value per share (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers, and restrictions thereof, as follows:

      SERIES B ZERO COUPON PREFERRED STOCK DESIGNATION AND AMOUNT

      Two million six hundred twelve thousand three hundred twenty-nine (2,612,329) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated "Series B Zero Coupon Preferred Stock" with the following rights, preferences, powers, privileges, restrictions, qualifications, and limitations.

      1. Stated Value. The stated value of each issued share of Series B Zero Coupon Preferred Stock shall be deemed to be $1.00 (the "Stated Value"), as the same may be equitably adjusted whenever there may occur a stock dividend, stock split, combination, reclassification, or similar event affecting the Series B Zero Coupon Preferred Stock.

      2. Dividends. Each holder of one or more shares of Series B Zero Coupon Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, if at all, dividends on a parity with each holder of one or more shares of the Common Stock. Any dividend or other distribution meeting the requirements of this Section 2 shall be payable in an amount equal to the product of (1) the dividend payable on each share of Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series B Zero Coupon Preferred Stock, in each case, calculated on the record date for determination of holders entitled to receive such dividend.

      3. Liquidation, Dissolution, or Winding Up.

            (a) Payments to Holders of Series B Zero Coupon Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of shares of Series B Zero Coupon Preferred Stock then outstanding shall be entitled to be paid out of the assets available for distribution to its stockholders after the Series A Zero Coupon Liquidation Amount (as defined in the Certificate of Designations, Preferences, and Rights of Series A Zero Coupon Preferred Stock of the Corporation (the "Series A Zero Coupon Preferred Stock Certificate of Designations")) shall be made to the holders of shares of the Corporation's Series A Zero Coupon Preferred Stock (the "Series A Zero Coupon Preferred Stock") and before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series B Zero

Coupon Preferred Stock (such Common Stock and other stock being collectively referred to as "Junior Stock") by reason of their ownership thereof, an amount equal to Two Million Three Hundred Thousand and No/100 Dollars ($2,300,000) (the amount payable pursuant to this sentence is hereinafter referred to as the "Series B Zero Coupon Liquidation Amount"). If upon any such liquidation, dissolution, or winding up of the Corporation (and after the entire Series A Zero Coupon Liquidation Amount has been paid to the holders of shares of Series A Zero Coupon Preferred Stock) the remaining assets available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B Zero Coupon Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series B Zero Coupon Preferred Stock, the full preferential amount to which they shall be entitled, the holders of shares of Series B Zero Coupon Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series B Zero Coupon Preferred Stock shall share ratably in any distribution of the remaining assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

            (b) Payments to Holders of Junior Stock. After the payment of all preferential amounts required to be paid first to the holders of Series A Zero Coupon Preferred Stock and then to the holders of Series B Zero Coupon Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation senior to or on a parity with the Series B Zero Coupon Preferred Stock, the holders of shares of Junior Stock then outstanding shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders as otherwise set forth in the Certificate of Incorporation.

      4. Voting.

            (a) Except as set forth in Section 4(b) below, the Series B Zero Coupon Preferred Stock is non-voting capital stock.

            (b) So long as any shares of Series B Zero Coupon Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series B Zero Coupon Preferred Stock, materially alter or change the rights, preferences or privileges of the Series B Zero Coupon Preferred Stock, as set forth in this Certificate of Designations, or increase or decrease the total number of authorized shares of Series B Zero Coupon Preferred Stock.

      5. Optional Conversion. The holders of the Series B Zero Coupon Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

            (a) Right to Convert. Each share of Series B Zero Coupon Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Stated Value per share by the Series B Conversion Price (as defined below). The "Series B Conversion Price" shall be equal to $3.00. In the event of a notice of redemption of any shares of Series B Zero Coupon Preferred Stock pursuant to Section 7 hereof, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation, dissolution, or winding up of the Corporation, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series B Zero Coupon Preferred Stock.

            (b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series B Zero Coupon Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

            (c) Mechanics of Conversion.

                  (i) For a holder of Series B Zero Coupon Preferred Stock to voluntarily convert shares of Series B Zero Coupon Preferred Stock into shares of Common Stock, that holder shall surrender the certificate or certificates for such shares of Series B Zero Coupon Preferred Stock (or, if the registered holder alleges that such certificate has been lost, stolen, or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft, or destruction of such certificate), at the office of the transfer agent for the Series B Zero Coupon Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that the holder elects to convert all or any number of the shares of the Series B Zero Coupon Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. The notice shall state the holder's name or the names of the nominees in which the holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her, or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent of such certificates (or lost certificate affidavit and agreement) and notice (or by the Corporation if the Corporation serves as its own transfer agent) shall be the time of conversion (the "Conversion Time"), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of the date. The Corporation shall, as soon as practicable after the Conversion Time, issue and deliver at such office to the holder of Series B Zero Coupon Preferred Stock, or to his, her, or its nominees, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled, together with cash in lieu of any fraction of a share.

                  (ii) The Corporation shall at all times while the Series B Zero Coupon Preferred Stock is outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series B Zero Coupon Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series B Zero Coupon Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Zero Coupon Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

                  (iii) All shares of Series B Zero Coupon Preferred Stock that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices, to vote, and to receive payment of any dividends accrued or declared but unpaid thereon, shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor. Any shares of Series B Zero Coupon Preferred Stock so converted shall be retired and cancelled and shall not be reissued as shares of such series, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series B Zero Coupon Preferred Stock accordingly.

            (d) Limitation on Conversion. In no event shall any holder be entitled to convert any share of Series B Zero Coupon Preferred Stock, or shall the Corporation have the obligation to convert such share to the extent that, after such conversion, the sum of (i) the number of shares of Common Stock beneficially owned by any holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Series B Zero Coupon Preferred Stock or any unexercised right held by any holder subject to a similar limitation), and (ii) the number of shares of Common Stock issuable upon the conversion of the shares of Series B Zero Coupon Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by any holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the holder upon such conversion). For purposes of this Section 5(d), beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. Nothing herein shall preclude the holder from disposing of a sufficient number of other shares of Common Stock beneficially owned by the holder so as to thereafter permit the continued conversion of the shares of Series B Zero Coupon Preferred Stock.

            (e) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the issuance of the Series B Zero Coupon Preferred Stock effect a subdivision of the outstanding Common Stock, the Series B Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the issuance of the Series B Zero Coupon Preferred Stock combine the outstanding shares of Common Stock, the Series B Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

            (f)  Adjustment  for Merger or  Reorganization,  etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation, or merger involving the Corporation in which the Common Stock (but not the Series B Zero Coupon Preferred Stock) is converted into or exchanged for securities, cash, or other property, then, following any such reorganization, recapitalization, reclassification, consolidation, or merger, each share of Series B Zero Coupon Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property that a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series B Zero Coupon Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation, or merger would have been entitled to receive pursuant to such transaction.

      6. Mandatory Conversion.

            (a) Upon the closing of the sale of shares of Common Stock to the public in a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $20,000,000 of proceeds, net of the underwriting discount and commissions, to the Corporation (a "Qualifying Public Offering") (the "Mandatory Conversion Date"),
(i) all outstanding shares of Series B Zero Coupon Preferred Stock shall be automatically converted into shares of Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation as shares of such series.

            (b) All holders of record of shares of Series B Zero Coupon Preferred Stock shall be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Series B Zero Coupon Preferred Stock pursuant to this Section 6. Such notice need not be given in advance of the occurrence of the Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, or given by electronic communication in compliance with the provisions of the Florida Business Corporation Act, to each record holder of Series B Zero Coupon Preferred Stock. Upon receipt of such notice, each holder of shares of Series B Zero Coupon Preferred Stock shall surrender his, her, or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 6. On the Mandatory Conversion Date, all outstanding shares of Series B Zero Coupon Preferred Stock shall be deemed to have been converted into shares of Common Stock, which shall be deemed to be outstanding of record, and all rights with respect to the Series B Zero Coupon Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series B Zero Coupon Preferred Stock has been converted, and payment of any declared but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her, or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Series B Zero Coupon Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his, her, or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Section 5(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

            (c) All certificates evidencing shares of Series B Zero Coupon Preferred Stock that are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Series B Zero Coupon Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. Such converted Series B Zero Coupon Preferred Stock may not be reissued as shares of such Series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series B Zero Coupon Preferred Stock accordingly.

      7. Redemption. The shares of Series B Zero Coupon Preferred Stock shall be redeemed as follows:

            (a) Optional Redemption. The Corporation shall, at any time, have the right at its election to call or to redeem all or any shares of Series B Zero Coupon Preferred Stock at a price equal to the Stated Value per share (the "Redemption Price"). Upon approval and notice by the Corporation's Board of Directors (the "Series B Redemption Notice"), the Corporation shall redeem all or part of the then outstanding Series B Zero Coupon Preferred Stock on such date set forth in the Series B Redemption Notice (the "Series B Redemption Date"). All holders of Series B Zero Coupon Preferred Stock shall deliver to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Series B Zero Coupon Preferred Stock or at the principal office of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the Series B Zero Coupon Preferred Stock to be redeemed on the Series B Redemption Date, duly endorsed for transfer to the Corporation (if required by it) on or before the applicable Series B Redemption Date. Each redemption of Series B Zero Coupon Preferred Stock shall be made pro rata (so that the number of shares of Series B Zero Coupon Preferred Stock held by each registered owner whose shares are being redeemed shall be reduced in an amount which shall bear the same ratio to the total number of shares of Series B Zero Coupon Preferred Stock being redeemed as all such shares then held by such registered owner bears to the aggregate number of shares of Series B Zero Coupon Preferred Stock then outstanding).

            (b) Redemption Notice. Written notice of the optional redemption (the "Redemption Notice") shall be mailed, postage prepaid, to each holder of record of Series B Zero Coupon Preferred Stock, at its post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the Florida Business Corporation Act, not less than five (5) days prior to each Redemption Date. Each Redemption Notice shall state:

                        (I) the number of shares of Series B Zero Coupon Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice;

                        (II)  the Redemption Date and the Redemption Price;

                        (III) the date upon which the holder's  right to convert
                              such   shares   terminates   (as   determined   in
                              accordance with Section 5(a)); and

                        (IV) that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her, or its certificate or certificates representing the shares of Series B Zero Coupon Preferred Stock to be redeemed.

            (c) Surrender of Certificates; Payment. On or before the applicable Redemption Date, each holder of shares of Series B Zero Coupon Preferred Stock to be redeemed on such Redemption Date, unless such holder has exercised his, her, or its right to convert such shares as provided in Section 5 hereof, shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. If less than all of the shares of Series B Zero Coupon Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Series B Zero Coupon Preferred Stock shall promptly be issued to such holder.

            (d) Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately canceled and shall not be reissued, sold, or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series B Zero Coupon Preferred Stock following redemption

      8. Waiver. Any of the rights, powers, or preferences of the holders of Series B Zero Coupon Preferred Stock set forth herein may be waived by the affirmative consent or vote of the holders of at least a majority of the shares of Series B Zero Coupon Preferred Stock then outstanding.

      IN WITNESS WHEREOF, this Certificate of Designations has been executed by a duly authorized officer of the Corporation on this 8th day of July, 2005.


                                    MEDICAL MEDIA TELEVISION, INC.


                                    By: /s/ Philip M. Cohen
                                       -----------------------------------------
                                    Name: Philip M. Cohen
                                    Title: President